UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BROADSOFT, INC.

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The following is an email sent by Michael Tessler, President and Chief Executive Officer of BroadSoft, Inc. (“BroadSoft”), to BroadSoft’s employees on January 22, 2018:

Dear Team,

It’s been a while since I’ve shared an update with you about the Cisco merger. That’s because there hasn’t been much new to report until now. Here is a summary of the latest development that I can share.

Last week, we obtained U.S. antitrust clearance from the U.S. Department of Justice and the Federal Trade Commission, which was one of the conditions to the completion of the merger with Cisco. The merger is expected to close in the first quarter of the calendar year 2018, subject to approval by our stockholders at the special stockholder meeting, remaining foreign regulatory approval, and other customary closing conditions.

We have shared the news that we obtained U.S. antitrust clearance from the DOJ and FTC with the press to keep the industry informed of our progress - see the press release here. I want to extend my thanks to everyone who worked hard to get us to this point, including our Legal team and the core Integration Team, all of whom have been doing double duty with “business as usual” while helping us move through the acquisition process.

Thanks,

Mike

Forward-Looking Statements

The statements above contain forward-looking statements regarding the proposed acquisition of BroadSoft, Inc. (“BroadSoft”) by Cisco Systems, Inc. (“Cisco”). These statements are based on plans, estimates and projections at the time BroadSoft makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms “may” and “will.” Forward-looking statements involve inherent risks and uncertainties, and BroadSoft cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described above include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger. Additional risks are described in BroadSoft’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and its subsequently filed reports with the Securities and Exchange Commission (“SEC”). Readers are cautioned not to place undue reliance on the forward-looking statements included in the statements above, which speak only as of the date hereof. BroadSoft does not undertake to update any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed transaction, BroadSoft filed a definitive proxy statement relating to the proposed transaction with the SEC on December 13, 2017, as supplemented on January 10, 2018. The definitive proxy statement has been mailed to BroadSoft stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on BroadSoft’s Investor Relations website at www.investor.broadsoft.com or by contacting BroadSoft Investor Relations at (561) 404-2130.

BroadSoft, Cisco and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of BroadSoft in connection with the proposed transaction. Information regarding the special interests of BroadSoft’s directors and executive officers in the proposed transaction is included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and from BroadSoft’s Investor Relations as described above. Information about Cisco’s directors and executive officers can be found in Cisco’s definitive proxy statement filed with the SEC on October 25, 2017, annual report on Form 10-K filed with the SEC on September 7, 2017, Form 8-K filed with the SEC on December 14, 2017, Form 8-K filed with the SEC on December 12, 2017, Form 8-K filed with the SEC on September 18, 2017 and Form 8-K filed with the SEC on March 13, 2017. You can obtain a free copy of these documents at the SEC’s website at www.sec.gov or by accessing Cisco’s Investor Relations website at http://investor.cisco.com.